                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              LOWESTFARE.COM, INC.

      ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 242 AND 245 OF

              THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         Lowestfare.com, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

                  The name of the corporation is Lowestfare.com, Inc. (hereinafter called the "Company").

                  The Certificate of Incorporation of the Company was filed by the Secretary of State on the 27th day of August, 1998.

                  Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Amended and Restated Certificate of Incorporation set forth in Appendix I attached hereto restates and integrates and amends the provisions of the Certificate of Incorporation of the Company.

                  Pursuant to and in accordance with Sections 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation was proposed by the directors of the Company and adopted by the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at a special meeting of the stockholders.

                  Effective on the closing date of the Company's initial public offering of Common Stock, the Certificate of Incorporation of the Company in effect at the time immediately prior thereto shall be amended and restated in its entirety as set forth in Appendix I attached hereto.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation of the Company has been signed by its President and attested to by its Secretary on _______________ _____________, 1999.


                             ______________________
                             Gail Golden, President



Attest:

         ___________________________
         Russell D. Glass, Secretary

                                                                      APPENDIX I

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              LOWESTFARE.COM, INC.



                                    ARTICLE I

         The name of the corporation is Lowestfare.com, Inc. (hereinafter sometimes referred to as the "Company").


                                   ARTICLE II

         The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.


                                   ARTICLE III

         The nature of the business of the Company and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

         The aggregate number of shares which the Company shall have authority to issue is 80,000,000, which are divided into 75,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock").

         The Board of Directors shall have the power, without the assent or vote of the stockholders, to set the powers, preferences and rights and the qualifications, limitations and restrictions thereof, if any, of each class of Preferred Stock or series thereof, as the case may be.

A copy of such powers, designations, preferences and relative rights as determined by resolution or resolutions of the Board of Directors, in the form of a Certificate, shall be duly executed, acknowledged and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware, as amended, and shall become effective at such time as such Certificate is filed and made a part of the Certificate of Incorporation.


                                    ARTICLE V

         The Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the Company.


                                   ARTICLE VI

         Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).


                                   ARTICLE VII

         No contract or other transaction between the Company and any other person, firm, corporation, association or other organization, and no act of the Company, shall in any way be affected or invalidated by the fact that any of the directors or officers of the Company are parties to such contract, transaction, or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other firm, Company, association or other organization, provided that the interest of such director or officer shall be disclosed or shall have been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the Company who is a party to such transaction, contract, or act or who is pecuniarily or otherwise interested in the same or is a director or officer or member of such other firm, corporation, association or other organization, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if he were in no way interested therein. Neither any director nor any officer of the Company, being so interested in such contract, transaction or act of the Company which shall be approved by the Board of Directors of the Company, nor any such other person, firm, corporation, association or other organization in which such director or officer may be interested or of which such officer or director may be a director, officer or member, shall be liable or accountable to the Company, or to any stockholder thereof, for any loss incurred by the Company pursuant to or by reason of such contract, transaction or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

                                  ARTICLE VIII

         The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE IX

         No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

         The Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under and By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                    ARTICLE X

         The Company shall not be subject to or governed by the provisions of
Section 203 of the General Corporation Law of the State of Delaware, or any amendment or successor provisions thereto, with respect to business combinations between the Company and interested stockholders.